SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SCYNEXIS, INC.

3501-C Tricenter Boulevard

Durham, North Carolina

(919) 544-8600

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On September 11, 2014

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of SCYNEXIS, Inc., a Delaware corporation. The meeting will be held on Thursday, September 11, 2014, at 9:30 a.m. local time at 3501C Tricenter Blvd, Durham, North Carolina for the following purposes:

1.	To approve the SCYNEXIS, Inc. 2014 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan by 351,653 shares.

2.

To approve the SCYNEXIS, Inc. Stock Option Plan (the “Stock Option Plan”), as amended to effectuate certain amendments to options previously granted to our employees, officers, directors and consultants under our Stock Option Plan (a) to reduce the exercise price per share of each outstanding option to $9.64 per share, (b) to extend the term of each outstanding option until June 17, 2024, and (c) to provide that the holders of such options may exercise the vested portion of such options for the remaining term of the options in the event the holder terminates services with SCYNEXIS (other than for cause).

3.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for its fiscal year ending December 31, 2014.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is July 25, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on

September 11, 2014, at 9:30 a.m. local time at 3501C Tricenter Blvd, Durham, NC.

The proxy statement is available at http://www.astproxyportal.com/ast/18891/.

By Order of the Board of Directors

/s/ Eileen C. Pruette

Eileen C. Pruette

Secretary

Durham, North Carolina

August 1, 2014

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SCYNEXIS, Inc.

3501-C Tricenter Boulevard

Durham, North Carolina, 27713

(919) 544-8600

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

September 11, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of SCYNEXIS, Inc. (“SCYNEXIS”) is soliciting your proxy to vote at the SCYNEXIS Special Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about August 1, 2014, to all stockholders of record entitled to vote at the Special Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after August 11, 2014.

How do I attend the Special Meeting?

The meeting will be held on Thursday, September 11, 2014, at 9:30 a.m. local time at our offices at 3501C Tricenter Blvd, Durham, NC. Directions to the Special Meeting may be found at http://www.astproxyportal.com/ast/18891/. Information on how to vote in person at the Special Meeting is discussed below.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on July 25, 2014, will be entitled to vote at the Special Meeting. On this record date, there were 8,502,055 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 25, 2014, your shares were registered directly in your name with SCYNEXIS’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below or in your Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 25, 2014, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Approval of the SCYNEXIS, Inc. 2014 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan by 351,653 shares;

•

Approval of the SCYNEXIS, Inc. Stock Option Plan (the “Stock Option Plan”), as amended to effectuate certain amendments to options previously granted to our employees, officers, directors and consultants under our Stock Option Plan (a) to reduce the exercise price per share of each outstanding option to $9.64 per share, (b) to extend the term of each outstanding option until June 17, 2024 and (c) to provide that the holders of such options may exercise the vested portion of such options for the remaining term of the options in the event the holder terminates services with SCYNEXIS (other than for cause); and

•

Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of SCYNEXIS for its fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” or “Against” or abstain from voting on all the matters to be voted on at the Special Meeting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-776-9437 (1-718-921-8500 international) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on September 10, 2014, to be counted.

•

To vote through the internet, go to http://www.astproxyportal.com/ast/18891/ to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on September 10, 2014, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from SCYNEXIS. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 25, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, and 2 without your instructions, but may vote your shares on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (1) “For” the approval of the SCYNEXIS, Inc. 2014 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan by 351,653 shares, (2) “For” the approval of our Stock Option Plan, as amended to effectuate certain amendments to outstanding options granted under our Stock Option Plan to reduce the exercise price per share of each option, to extend the term of each outstanding option until June 17, 2024, and to provide that holders may exercise the vested portion of such options for the remaining term of the option if the holder terminates services with SCYNEXIS (other than for cause), and (3) “For” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to SCYNEXIS’s Secretary at 3501-C Tricenter Boulevard, Durham, North Carolina 27713.

•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to SCYNEXIS’s Secretary at 3501-C Tricenter Boulevard, Durham, North Carolina 27713, at a reasonable time in advance of the time we begin to print and distribute proxy materials. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Nominations for director for inclusion in next year’s proxy materials must comply with the requirements of Section 5 of SCYNEXIS’s Bylaws.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Special Meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 1, 2 and 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

To be approved, Proposal No. 1, to approve the SCYNEXIS, Inc. 2014 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan by 351,653 shares, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 2, to approve the Stock Option Plan, as amended to effectuate certain amendments to options previously granted to our employees, officers, directors and consultants under our Stock Option Plan (a) to reduce the exercise price per share of each outstanding option to $9.64 per share, (b) to extend the term of each outstanding option until June 17, 2024, and (c) to provide that the holders of such options may exercise the vested portion of the options for the remaining term of the option in the event the holder terminates services with SCYNEXIS (other than for cause), must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 3, ratification of the selection of Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm for its fiscal year ending December 31, 2014, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. As this is a routine matter, we do not expect that there will be any broker non-votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 8,502,055 shares outstanding and entitled to vote. Thus, the holders of 4,251,028 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the special meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1

APPROVAL OF SCYNEXIS, INC. 2014 EQUITY INCENTIVE PLAN, AS AMENDED

INTRODUCTION

On June 18, 2014, our Board of Directors and our Compensation Committee approved the 2014 Equity Incentive Plan, or the 2014 Plan, subject to stockholder approval, as amended to increase the aggregate number of shares of our common stock that may be issued pursuant to awards under the 2014 Plan by an additional 351,653 shares. All other material terms of the 2014 Plan otherwise remain unchanged.

On June 18, 2014, our Board of Directors also approved, contingent upon stockholder approval of the additional 351,653 shares to be added to the share reserve under the 2014 Plan:

•

the grant of options to purchase 187,052, 57,420, and 25,230 shares of our common stock at a per share exercise price of $9.64 to each of Yves J. Ribeill, Charles F. Osborne, Jr., and Eileen Pruette, respectively; and

•	the grant of options to purchase an aggregate of 126,871 shares of our common stock at a per share exercise price of $9.64 to certain other executive officers and employees.

Accordingly, in this Proposal No. 1, we are requesting stockholder approval of the 2014 Plan, as amended, or the Amended 2014 Plan, to increase the aggregate number of shares of our common stock reserved for issuance under the Amended 2014 Plan by 351,653 shares, from 260,352 shares to 612,005 shares, as such number may be increased by (1) any shares subject to outstanding options previously granted under our 2009 Stock Option Plan that expire or terminate prior to the exercise or settlement, are forfeited or reacquired prior to vesting, or are otherwise reacquired or withheld to satisfy a tax withholding obligation, referred to as Returning Shares, and (2) an automatic increase to our share reserve to occur on each January 1, commencing on January 1, 2015, and ending on (and including), January 1, 2024, referred to as our Annual Increase, as further described below.

The Amended 2014 Plan will become effective immediately upon stockholder approval of this Proposal No. 1. If such approval is not received, the Amended 2014 Plan will not become effective and the options approved by our Board of Directors contingent upon stockholder approval will not be ratified and will be deemed null and void.

BACKGROUND

In February 2014, our Board of Directors adopted and our stockholders approved, the existing 2014 Plan. The 2014 Plan came into existence on February 11, 2014, or the Adoption Date, but no awards were allowed to be granted under the 2014 Plan until May 2, 2014, or the Effective Date (which was the date of the underwriting agreement between us and the underwriters managing our initial public offering).

At the time our Board of Directors approved our 2014 Plan, it was believed that the shares of our common stock reserved for issuance under the 2014 Plan would allow us to provide adequate equity compensation to current and future employees based on internal forecasts, including our anticipated growth rates, for the foreseeable future. However, in connection with and prior to our initial public offering in May 2014, we effected a 1 for 4.0 reverse split of our common stock on March 17, 2014, and a 1 for 5.1 reverse split of our common stock on April 25, 2014, or our reverse stock splits. As a result, on the Effective Date, the initial maximum number of shares of our common stock issuable pursuant to awards under the 2014 Plan, after giving effect to these reverse stock splits was 260,352 shares, as such number may be increased by the Returning Shares and the Annual Increase, which was significantly lower than the number of shares we had reserved for issuance under the 2014 Plan on the Adoption Date.

Our Compensation Committee believes that our ability to provide equity compensation has been, and will continue to be, vital to our ability to attract and retain highly qualified and skilled employees. Accordingly, our Compensation Committee has determined that increasing the aggregate number of shares of our common stock reserved for issuance under the 2014 Plan by 351,653 shares would be appropriate to facilitate the continued growth of our business by enabling us to continue to attract, retain and provide incentives to employees through the grant of equity compensation awards for the foreseeable future.

As of July 25, 2014, options to purchase 440,722 shares of our common stock granted pursuant to our 2014 Plan were outstanding, including 396,573 shares of our common stock subject to the grant of options contingent upon stockholder approval of this Proposal No. 1, or the contingent options, and no shares of our common stock had been issued pursuant to the exercise of options under our 2014 Plan. As of July 25, 2014, the outstanding options granted pursuant to our 2014 Plan had a weighted average exercise price of approximately $9.54 per share. As of July 25, 2014, the closing price of our common stock as reported on The NASDAQ Global Market was $7.09 per share.

If this Proposal No. 1 is approved by our stockholders, the Amended 2014 Plan will become effective on the date of the Special Meeting. In the event our stockholders do not approve this Proposal No. 1, the 2014 Plan will continue in its current form, and the aggregate maximum number of shares of our common stock that may be issued pursuant to awards under the 2014 Plan will be 260,352 shares, as such number may be increased by the Returning Shares and the Annual Increase, and the contingent option grants to certain of our executive officers and employees to purchase an aggregate of 396,573 shares or our common stock will not be ratified.

Overhang

As of July 25, 2014, excluding the contingent options, we had approximately 485,430 shares of our common stock subject to outstanding awards or available for future awards under our equity compensation plans, which represented approximately 5.4% of our fully diluted common shares outstanding (including all outstanding shares of our common stock and all options, excluding the contingent options, issued or reserved for issuance under our equity compensation plans). Such percentage is referred to as the overhang percentage.

As of July 25, 2014
Total Shares Subject to Outstanding Stock Options under the 2014 Equity Incentive Plan, the 2009 Stock Option Plan and the Stock Option Plan	221,433
Total Stock Options Exercised under the 2014 Equity Incentive Plan	0
Total Fully Diluted Common Shares Outstanding	8,987,485
Weighted-Average Exercise Price Per Share of Outstanding Stock Options (prior to the effectiveness of Proposal No. 2)	$13.36
Total Shares of Common Stock Available for Future Grant under the 2014 Equity Incentive Plan	216,203
Total Shares of Common Stock Available for Future Grant under the 2014 Employee Stock Purchase Plan	47,794
Total Shares of Common Stock Available for Future Grant under the 2009 Stock Option Plan	0
Total Shares of Common Stock Available for Future Grant under the Stock Option Plan	0
Closing Price of Common Stock as Reported on the NASDAQ Global Market on July 25, 2014	$7.09

The 351,653 additional common shares proposed to be included in the Amended 2014 Plan reserve would increase the overhang percentage by an additional 3.6%, to a total overhang of 9.0%, assuming this Proposal No. 1 is approved by our stockholders.

Historical Annual Share Usage

The annual share usage under our equity compensation plans for fiscal years 2012 and 2013 is set forth below.

	Fiscal Year 2012(1)	Fiscal Year 2013(1)
A: Total Shares Granted Pursuant to Options(2)	19,859	11,525
B: Basic Weighted Average Common Shares Outstanding(3)	1,253,704	2,135,156
C: Burn Rate (A / B)	1.6%	0.5%

(1)	Share numbers are adjusted for our reverse stock splits.
(2)	Represent awards granted under our 2009 Stock Option Plan.
(3)

Includes weighted average common stock outstanding for the periods set forth above, on a common stock equivalent basis, for our outstanding common stock, convertible preferred stock, and options, as set forth in our final prospectus on Form 424(b) filed with the Securities and Exchange Commission on May 2, 2014 (File No. 333-194192).

Description of the Amended 2014 Plan

The material features of our Amended 2014 Plan are summarized below. The following description of the Amended 2014 Plan is a summary only and is qualified in its entirety by reference to the text of the Amended 2014 Plan itself, which is attached to this Proxy Statement as Annex A.

Type of Awards; Eligibility

The Amended 2014 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-vesting stock awards and other forms of stock or stock-based compensation (collectively, stock awards), all of which may be granted to our approximately 90 eligible employees, seven eligible non-employee directors and two eligible consultants. Incentive stock options may be granted only to our employees. All other awards may be granted to employees and to non-employee directors and consultants.

Shares Available; Certain Limitations

The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Amended 2014 Plan will be equal to 612,005 shares, which is the sum of (i) 351,653 new shares, and (ii) 260,352 shares previously reserved for issuance. Additionally, the number of shares will be increased by (A) any Returning Shares and (B) any Annual Increase. Under the Annual Increase, the number of shares of our common stock reserved for issuance under the Amended 2014 Plan will automatically increase on January 1 of each year, beginning on January 1, 2015, and continuing through and including January 1, 2024, by 4.0% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of incentive stock options under our Amended 2014 Plan is 3,676,470 shares.

The maximum number of shares of our common stock subject to stock awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $2,000,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any stock award granted in a previous fiscal year).

If a stock award granted under the Amended 2014 Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Amended 2014 Plan. In addition, the following types of shares under the Amended 2014 Plan may become available for the grant of new stock awards under the Amended 2014 Plan: (1) shares that are forfeited to or repurchased by us prior to become fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise price or purchase price of a stock award. Shares issued under the Amended 2014 Plan may be previously unissued shares or reacquired shares bought by us on the open market or otherwise.

As of July 25, 2014, we have granted stock options to purchase 440,722 shares of our common stock under the 2014 Plan, which includes the grant of stock options to purchase 396,573 shares of our common stock to certain members of our executive management team and employees that were approved by our Board of Directors on June 18, 2014, contingent upon stockholder approval of this Proposal No. 1.

Administration

Our board of directors, or a duly authorized committee of our Board of Directors, has the authority to administer the Amended 2014 Plan as the plan administrator. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the Amended 2014 Plan, our Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and the vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under the Amended 2014 Plan. Subject to the terms of our Amended 2014 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Option Awards

Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended 2014 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Amended 2014 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended 2014 Plan, which term may be for a maximum of 10 years (or five years, if an incentive stock option granted to a ten percent stockholder). Unless the terms of the option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the option holder’s cessation of service. The option term may be extended in the event that exercise of the option or sale of the underlying shares following such a termination of service is prohibited by applicable securities laws or by our insider trading policy. If an option holder’s service relationship with us or any of our affiliates ceases due to disability or death, or an option holder dies within a specified period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of twelve months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the event giving rise to the termination of the individual’s service for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include the following methods: (1) cash, check, bank draft or money order; (2) a broker-assisted cashless exercise procedure; (3) the tender of shares of our common stock previously owned by the option holder; (4) if the option is a nonstatutory stock option, by a net exercise arrangement; and (5) other legal consideration approved by the plan administrator and set forth in the applicable award agreement.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. Subject to approval, an option holder may designate a beneficiary, however, who may exercise the option following the option holder’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the incentive stock option does not exceed five years from the date of grant.

Other Awards

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture restrictions. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess, if any, of the per share fair market value of our common stock on the date of exercise over the purchase price or strike price, and (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in shares of our common stock, in cash, in any combination of cash and shares of our common stock or in any other form of consideration, as determined by the plan administrator and set forth in the award agreement. A stock appreciation right granted under the Amended 2014 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the Amended 2014 Plan, which may be up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The term of the stock appreciation right may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or by our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant (or, if applicable, a beneficiary) may generally exercise any vested stock appreciation right for a period of twelve months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual’s service for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Restrictions on Transfer

Awards generally are not transferable except by will or by the laws of descent and distribution or as otherwise may be permitted under the Amended 2014 Plan. Options are exercisable during the lifetime of a participant only by the participant.

Clawback/Recovery

Awards granted under the Amended 2014 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board of Directors may impose such other clawback, recovery or recoupment provisions in an award agreement as the Board of Directors determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon an event constituting cause.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2014 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year, and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transaction

Unless otherwise provided in an award agreement or any other written agreement between us and a participant, in the event of a corporate transaction, the plan administrator will take any one or more of the following actions with respect to outstanding stock awards, contingent upon the closing of the corporate transaction:

•	arrange for the surviving corporation or acquiring corporation (or its parent) to assume or continue outstanding stock awards or substitute a similar award for such stock award;

•	arrange for the assignment or lapse of any reacquisition or repurchase rights;

•

accelerate the vesting, in whole or in part, of stock awards to a date prior to the effective time of a corporate transaction, with such stock award terminating if not exercised (if applicable) at or prior to the effective time of such corporate transaction;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of a corporate transaction, in exchange for a payment, in such form as determined by the plan administrator, equal to the excess (if any) of the value of the property the participant would have received upon exercise of the stock award immediately prior to the effective time of the corporate transaction over any exercise price payable by the participant in connection with the exercise.

The plan administrator need not take the same action or actions with respect to all stock awards or portions thereof or with respect to all participants.

Under the Amended 2014 Plan, a corporate transaction generally occurs upon the consummation of: (1) a sale or other disposition of all or substantially all of our assets; (2) a sale or other disposition of at least 90% of our outstanding securities; (3) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Changes in Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the Amended 2014 Plan, a change of control generally occurs upon: (1) the acquisition by a person or entity of more than 50% of our combined voting power, other than by merger, consolidation or similar transaction (and excluding the acquisition of our securities by certain individuals or affiliates, as set forth in the Amended 2014 Plan); (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets; or (4) individuals who constitute our incumbent board of directors cease to constitute at least a majority of our Board of Directors.

Plan Amendments and Termination

Our Board of Directors generally has the authority to amend, suspend or terminate our Amended 2014 Plan at any time, provided that except in specified circumstances, no such action may be taken without such participant’s written consent if it would materially impair the existing rights of any participant. No incentive stock options or any other awards may be granted after February 10, 2024.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the Amended 2014 Plan. The summary below does not purport to be a complete description of all applicable rules, and those rules (including those summarized her) are subject to change.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to or greater than the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. If the options were granted to an individual who was our employee or an employee of an affiliate at the time of grant, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2014 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received on exercise of an incentive stock option for more than two years from the date the incentive stock option was granted and more than one year from the date the incentive stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the incentive stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the incentive stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the incentive stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the incentive stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

RSU Awards

Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. If a restricted stock unit is subject to Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired upon settlement of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is restricted and not vested when it is received (for example, if the participant is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

If a stock appreciation right is granted with a strike price equal to the fair market value of the underlying stock on the grant date, the participant will recognize ordinary income equal to the product of (1) the excess, if any, of the per share fair market value of our common stock on the date of exercise over the purchase price or strike price, and (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

NEW PLAN BENEFITS

Awards under our Amended 2014 Plan are made within the discretion of our Board of Directors and are not subject to set benefits or amounts. Accordingly, we cannot currently determine the benefits or number of shares of our common stock subject to awards that may be granted in the future to executive officers, directors or employees under the Amended 2014 Plan.

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to awards granted under our 2014 Plan between May 2, 2014, and July 25, 2014. The information below includes the grants of stock options to purchase 187,052, 57,420, and 25,230 shares of our common stock at a per share exercise price of $9.64 to each of Yves J. Ribeill, Charles F. Osborne, Jr., and Eileen Pruette, respectively, as well as the grants of stock options to purchase an aggregate of 126,871 shares of our common stock at a per share exercise price of $9.64 to certain of our executive officers and employees. The foregoing option grants were approved by our Board of Directors on June 18, 2014, contingent upon stockholder approval of this Proposal No. 1.

Name and Position	Number of Shares Subject to Options
Yves J. Ribeill, Ph.D. President and Chief Executive Officer	187,052	(1)

Charles F. Osborne, Jr. Chief Financial Officer	57,420	(1)

Eileen C. Pruette General Counsel	25,230	(1)

All Current Executive Officers as a Group	296,672	(1)

All Current Non-Employee Directors as a Group	35,111

All Current Employees as a Group (including all current non-executive officers)	108,939	(2)

(1)	Shares subject to options granted on a contingent basis, subject to stockholder approval of this Proposal No. 1.
(2)	Includes options exercisable for 99,901 shares of our common stock on a contingent basis, subject to stockholder approval of this Proposal No. 1.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve the Amended 2014 Plan. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVAL OF

THE SCYNEXIS, INC. STOCK OPTION PLAN, AS AMENDED AND RESTATED

TO EFFECTUATE AMENDMENTS TO OUTSTANDING OPTIONS GRANTED UNDER THE

SCYNEXIS, INC. STOCK OPTION PLAN

In this Proposal No. 2, we are requesting stockholder approval of our Stock Option Plan, as amended and restated, to effectuate certain amendments to outstanding options previously granted under the Stock Option Plan. Approval of this Proposal No. 2 by our stockholders will constitute (1) the re-adoption of our Stock Option Plan, as amended and restated, and (2) the approval of the amendments to outstanding options previously granted under the Stock Option Plan, as described below.

INTRODUCTION

On June 18, 2014, our Board of Directors approved, subject to stockholder approval, the Stock Option Plan, as amended and restated, or the Amended 1999 Stock Plan (which was originally adopted by our Board of Directors on November 4, 1999, and was last amended by our Board of Directors on April 23, 2009, and approved by our stockholders on May 28, 2009). Our Board of Directors approved the Amended 1999 Stock Plan to effectuate certain amendments to outstanding options previously granted under the Stock Option Plan, including so that such amended options may, to the greatest extent permitted under applicable law, either qualify or continue to be treated as incentive stock options as a result of such amendments. If the Amended 1999 Stock Plan is approved by our stockholders, other than with respect to the 73,087 shares subject to outstanding options granted under the Amended 1999 Stock Plan as of July 25, 2014, there are no shares reserved for the issuance of awards under the Amended 1999 Stock Plan and no new awards may be granted under the Amended 1999 Stock Plan.

On June 18, 2014, our Board of Directors approved, subject to stockholder approval, certain amendments to outstanding options previously granted under the Stock Option Plan: (i) to reduce the exercise price of such options; (ii) to extend the term of such options for a period of ten years from the date of amendment; and (iii) to permit the holders of such options who terminate service with us (other than for cause) to exercise the vested portion of the amended options for the remaining term of the amended options. In this Proposal No. 2, we refer to these amendments to the outstanding options collectively as the Repricing Amendments.

As further described below, in this Proposal No. 2, we are requesting stockholder approval of the Amended 1999 Stock Plan, which will effectuate the Repricing Amendments. If our stockholders do not approve this Proposal No. 2, the Amended 1999 Stock Plan will not be approved and the outstanding options previously granted under the Stock Option Plan will continue in accordance with their terms as in effect prior to the Repricing Amendments.

I.	APPROVAL OF THE STOCK OPTION PLAN, AS AMENDED AND RESTATED

We are requesting stockholder approval of our Stock Option Plan, as amended and restated, or the Amended 1999 Stock Plan, to effectuate the Repricing Amendments (which are described below under the heading “II. REPRICING AMENDMENTS”), including so that after giving effect to such amendments, the amended options may, to the greatest extent permitted under applicable law, either qualify or continue to be treated as incentive stock options. No new awards may be granted under the Amended 1999 Stock Plan and any shares subject to outstanding awards thereunder that are forfeited or cancelled without being exercised will be returned to our Amended 2014 Plan.

As of July 25, 2014, there were 73,087 shares of our common stock issuable upon the exercise of outstanding options under the Stock Option Plan, with a weighted average exercise price of approximately $21.50 per share. As of July 25, 2014, the closing price of our common stock as reported on The NASDAQ Global Market was $7.09 per share.

Description of the Amended 1999 Stock Plan

The material features of the Amended 1999 Stock Plan are summarized below. The following description of the Amended 1999 Stock Plan is a summary only and is qualified in its entirety by reference to the text of the Amended 1999 Stock Plan itself, which is attached to this Proxy Statement as Annex B.

Purpose

The purpose of the Amended 1999 Stock Plan is to create an additional incentive for our key employees, directors and consultants to promote our financial success and growth. As described above, we are re-adopting the Amended 1999 Stock Plan solely for the purposes of implementing certain amendments to outstanding options granted thereunder, which amendments are further described below under the heading “II. REPRICING AMENDMENTS”.

Type of Awards; Eligibility

The Amended 1999 Stock Plan provides for the grant of incentive stock options and nonstatutory stock options to our eligible employees, directors and consultants. Incentive stock options may only be granted to our employees. As of July 25, 2014, approximately 90 employees, two consultants and seven non-employee directors held all of the outstanding options under the Stock Option Plan. No new options may be granted under the Stock Option Plan or, if this Proposal No. 2 is approved, the Amended 1999 Stock Plan.

Shares Available

As of July 25, 2014, there were 73,087 shares of our common stock issuable upon the exercise of outstanding options under the Stock Option Plan. No shares of our common stock are reserved for the issuance of new options under our Amended 1999 Stock Plan and no new options may be granted under the Amended 1999 Stock Plan. However, outstanding options previously granted under the Stock Option Plan may be amended and, to the extent amended pursuant to the Repricing Amendments, will be governed by the terms of the Amended 1999 Stock Plan.

If any options previously granted under the Amended 1999 Stock Plan expire or otherwise terminate without all of the shares covered by the option having been issued, or are settled in cash, the shares of our common stock not acquired pursuant to the option would become available for subsequent issuance under the Amended 2014 Plan, which is described in Proposal No. 1 above.

Options granted under the Amended 1999 Stock Plan represent options to purchase shares of our authorized but unissued common stock, as adjusted for certain capitalization adjustments.

Administration

Our Board of Directors, or a duly authorized committee of our Board of Directors, administers outstanding options granted under the Amended 1999 Stock Plan. Our Board of Directors has the authority to vary the terms of forms of option agreements either in connection with the grant of an option or in connection with the authorization of a new form of option agreement; provided, that the terms and conditions of such amendments are in accordance with the terms of the Amended 1999 Stock Plan.

Option Awards

The Amended 1999 Stock Plan provides for the grant of incentive stock options to our eligible employees and nonstatutory stock options to our eligible employees, directors and consultants. Each option must be evidenced by an option award agreement and must be granted with an exercise price determined by our Board of Directors, which, for incentive stock options, is at least 100% of the fair market value of our common stock on the date the option was granted (or at least 110% of the fair market value, if granted to a participant who owns more than 10% of the total combined voting power of all classes of our outstanding stock, or a ten percent stockholder). The term of any option granted under the Amended 1999 Stock Plan is established by our Board of Directors, except that no incentive stock option may be granted with a term greater than ten years after the date of grant (or five years, if granted to a ten percent stockholder).

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year under all of our equity compensation plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options.

Termination of Service

Unless otherwise provided in an option award agreement or any amendment thereto, an option will terminate and cease to be exercisable no later than three months after the date on which an option holder terminates employment or service with us, except that if an option holder’s employment or service terminates due to death (including, if the option holder dies within three months following the option holder’s termination of employment) or disability, then such option will terminate and cease to be exercisable no later than twelve months from the date of the option holder’s death or disability. Notwithstanding the foregoing, no option may be exercised after the date the option holder’s employment with us is terminated for cause (as determined in the sole discretion of our Board of Directors).

Payment of Option Exercise Price

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be made in cash, by check, cash equivalent or in any other form as may be permitted by our Board of Directors, in its sole discretion.

Capitalization Adjustments

In the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like changes in our capital structure, our Board of Directors will make appropriate adjustments in the number and class of shares of stock subject to the Amended 1999 Stock Plan and to any outstanding options and the exercise price of any outstanding options.

Transfer of Control

In the event of a transfer of control, any then unexercisable portion of an outstanding option will become immediately exercisable as of a date prior to, but conditioned upon, the transfer of control, determined by our Board of Directors, except to the extent that (1) the option is either to be assumed by, or substituted with a comparable option to purchase shares of, the successor corporation (or parent thereof), (2) the option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option at the time of the transfer of control and provides for subsequent payout in accordance with the same vesting schedule applicable to the option, or (3) the acceleration of the option is subject to other limitations imposed by our Board of Directors at the time the option was granted. Our Board of Directors may provide that any options which become exercisable solely by reason of these provisions and remain unexercised will terminate effective as of the date of the transfer of control. For purposes of the Amended 1999 Stock Plan, a transfer of control means a merger, consolidation, corporate reorganization, or sale or transfer of substantially all of our assets or stock (other than a reincorporation transaction or one in which the holders of our capital stock immediately prior to the merger or consolidation continue to hold at least a majority of the voting power of the surviving corporation).

Transferability

No option may be assignable or transferable by an option holder, except by will or by the laws of descent and distribution. During the lifetime of an option holder, an option will be exercisable only by the option holder.

Amendment and Termination

Our Board of Directors generally may terminate or amend the Amended 1999 Stock Plan at any time; provided, however, that no amendment may adversely affect any then outstanding option or any unexercised portion thereof, without the consent of the option holder, unless such amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the Amended 1999 Stock Plan. The summary below does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to or greater than the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. If the options were granted to an individual who was our employee or an employee of an affiliate at the time of grant, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 1999 Stock Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received on exercise of an incentive stock option for more than two years from the date the incentive stock option was granted and more than one year from the date the incentive stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the incentive stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the incentive stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceed the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the incentive stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the incentive stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

NEW PLAN BENEFITS

There are no shares reserved for issuance under our Amended 1999 Stock Plan and no new awards may be granted under the Amended 1999 Stock Plan. However, outstanding options previously granted under our Stock Option Plan may be amended and, to the extent amended pursuant to the Repricing Amendments, will be governed by the terms of the Amended 1999 Stock Plan. The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to outstanding options through July 25, 2014, that, subject to stockholder approval of this Proposal No. 2, will be governed by the Amended 1999 Stock Plan. Subject to stockholder approval of this Proposal No. 2, the outstanding options set forth in the following table will be amended as described under “II. REPRICING AMENDMENTS” below.

Name and Position	Number of Shares Subject to Outstanding Options
Yves J. Ribeill, Ph.D. President and Chief Executive Officer	25,928

Charles F. Osborne, Jr. Chief Financial Officer	5,642

Eileen C. Pruette General Counsel	0

All Current Executive Officers as a Group	31,570

All Current Non-Employee Directors as a Group	14,113

All Current Employees as a Group (including all current non-executive officers)	27,404

II.	REPRICING AMENDMENTS

Our Board of Directors approved, and has recommended that our stockholders approve the Amended 1999 Stock Plan, which shall effectuate, and constitute approval of, a one-time amendment to, among other things, reprice all outstanding options granted under our Stock Option Plan. Historically, we granted options under our Stock Option Plan in order to attract, retain and motivate officers, employees, consultants and non-employee directors and to promote the long-term success of our business by providing these individuals with equity incentives. However, prior to the date that our Board of Directors approved the Repricing Amendments, all of the outstanding options granted under our Stock Option Plan had exercise prices that were significantly higher than the current market price of our common stock. Specifically, exercise prices ranged from $20.40 to $25.50, per share, as adjusted to reflect the 1 for 4 reverse stock split on March 17, 2014, and the 1 for 5.1 reverse stock split on April 25, 2014. As a result, these options have little or no current value as an incentive to retain and motivate our officers, employees and directors.

After considering various alternatives to address this issue, on June 18, 2014, our Board of Directors approved amendments to each of the options outstanding under the Stock Option Plan to: (i) reduce the exercise price to $9.64 per share, which was the closing price of our common stock as reported by The NASDAQ Global Market on June 18, 2014; (ii) extend the term of each of such option until June 17, 2024 (i.e., ten years from the date of the amendment); and (iii) extend the post-termination exercisability period of vested options, so that option holders who terminate service with us (other than for cause) will be permitted to exercise the vested portion of such options until June 17, 2024. We refer to these amendments collectively as the Repricing Amendments. The Stock Option Plan and NASDAQ listing rules require that we obtain stockholder approval in order to reduce the exercise price of these options. If the Repricing Amendments are approved by our stockholders, each of the outstanding options under our Stock Option Plan will be amended to reflect the foregoing terms. All other terms of the options, as amended, including the vesting schedules, will remain unchanged.

For reference purposes, the following table summarizes information regarding outstanding options under the Stock Option Plan as of July 25, 2014.

Shares available for future grant under the Stock Option Plan	0
Shares issuable pursuant to outstanding options under the Stock Option Plan	73,087
Vested shares subject to outstanding options under the Stock Option Plan	73,087
Unvested shares subject to outstanding options under the Stock Option Plan	0
Weighted average exercise price of all outstanding stock options under the Stock Option Plan	$21.50
Weighted average remaining term of all outstanding stock options under the Stock Option Plan (years)	2.5

Summary of Material Terms of Repricing Amendments

On June 18, 2014, our Board of Directors approved, subject to stockholder approval, the following amendments to all outstanding options to purchase 73,087 shares of our common stock under the Stock Option Plan, which: (i) are held by two officers, 64 employees, and 3 non-employee directors; (ii) have per share exercise prices ranging from $20.40 to $25.50; and (iii) have grant dates ranging from July 22, 2004 to July 16, 2009.

•	The exercise price of each amended option was reduced to $9.64, the closing price of our common stock on the NASDAQ Global Market on June 18, 2014.

•	The term of each amended option was extended for an additional ten years, so that the new term of each amended option will expire no later than June 17, 2024.

•

Each amended option will provide that to the extent vested on the date of such option holder’s termination of service with us (other than for cause), the vested option will remain exercisable until June 17, 2024. Previously, an option holder who terminated service with us generally could exercise vested options for a period of up to (i) three months following the date on which the option holder terminated service with us for a reason other than cause, death or disability, or (ii) twelve months following the date on which the option holder terminated service with us due to death or disability, but in no event later than the original expiration date of such option.

•	All other terms, including the vesting schedule, of the amended options remain the same. All of the amended options were fully vested prior to the date of the Repricing Amendment.

•

The Repricing Amendments became effective on June 18, 2014. If this Proposal No. 2 is approved by our stockholders, we will notify option holders of the Repricing Amendments. If our stockholders do not approve this Proposal No. 2, then the options will continue in accordance with their original terms, without giving effect to the Repricing Amendments.

Reasons for the Repricing Amendments

Our employees and directors are critical to the continued growth and success of our business. We need to continue to be able to attract and retain qualified management, finance, scientific and clinical personnel due to the intense competition for such qualified personnel among biotechnology, pharmaceutical and other businesses, particularly in the Research Triangle Park area in North Carolina, where we have our offices and research facilities. Stock-based awards are critical to our ability to recruit, retain and motivate highly skilled talent.

Many of our employees, consultants and directors hold stock options granted under our Stock Option Plan with exercise prices significantly higher than the current market price of our common stock. For example, the closing price per share of our common stock on July 25, 2014, was $7.09, whereas the weighted average exercise price of all outstanding stock options granted under the Stock Option Plan was $21.50. As of July 25, 2014, 100% of outstanding stock options under the Stock Option Plan had exercise prices significantly above the then-fair market value of our common stock (or, were “underwater”). We continue to believe that stock options are an important component of our total compensation. However, many of our employees, consultants and directors view their underwater options as having little or no value due to fact that the exercise prices are significantly higher than the current market price of our common stock. As a result, for many employees, consultants and directors, these options are ineffective at providing the incentives and retention value that our Board of Directors and Compensation Committee believe is necessary to attract, motivate and retain such individuals.

Alternatives Considered

When considering how best to continue to incentivize and reward our employees, consultants and directors who hold underwater options granted under the Stock Option Plan, we considered the following alternatives:

•

Increase cash compensation. To replace underwater equity incentives, we considered whether we could substantially increase cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results.

•

Grant additional equity awards. We considered making special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, we do not have any shares reserved for the issuance of new awards under our Stock Option Plan and, subject to approval of Proposal No. 1, have a limited number of shares available for the grant of new awards under our Amended 2014 Plan. Furthermore, additional grants would substantially increase our overhang by increasing the number of equity awards outstanding, and would further dilute our stockholders.

•

Exchange underwater options for new options or restricted stock units. We also considered implementing a program to exchange underwater options for restricted stock units. However, the exchange ratios for such an exchange would likely result in fewer replacement awards being granted in addition to fewer shares becoming available for future grant.

•

Amend and reprice outstanding options. We considered repricing outstanding options granted under the Stock Option Plan by amending such options to reduce the exercise price, extend the term of the options and provide for a longer post-termination exercisability period. While this alternative would result in an incremental accounting charge, it would not require us to utilize our limited shares under our Amended 2014 Plan or request new shares under our Stock Option Plan. In addition, we determined that a repricing amendment would be administratively efficient and less costly because we would not be required to implement the repricing through a tender offer.

After discussions with management and the Compensation Committee of our Board of Directors regarding these alternatives, we believed that it was in our best interests and the most effective and efficient use of our resources to amend and reprice the outstanding options granted under the Stock Option Plan.

Effective Date of Repricing Amendments

These amendments became effective on June 18, 2014. If our stockholders approve this Proposal No. 2, we will notify option holders that their options have been amended in accordance with the Repricing Amendments. If our stockholders do not approve this Proposal No. 2, then such options will continue in accordance with their original terms without giving effect to the Repricing Amendments.

Accounting Treatment

Under FASB ASC Topic 718, or Topic 718, in addition to the remaining unrecognized expense of the underwater options, if any, that is required to be recognized under Topic 718, we will recognize the incremental compensation cost of the underwater options that are amended pursuant to the Repricing Amendments. No remaining unrecognized expense associated with the underwater options exists as of the date of the Repricing Amendments because all outstanding options were fully vested and all expense was previously recognized. The incremental compensation cost will be measured as the excess of the fair value of the amended options, measured as of June 18, 2014, compared to the fair value of these options, measured immediately prior to the date on which they were amended. The fair value of each amended option is estimated using the Black-Scholes option-pricing model, which is consistent with our existing accounting policy. The incremental compensation cost of the amended options is approximately $136,000 and we expect to recognize this expense in the quarterly period ended September 30, 2014. The weighted-average fair value of the amended options is approximately $3.55 per option and was $1.64 per option immediately prior to the Repricing Amendments.

U.S. Federal Income Tax Consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of the Repricing Amendments. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary does not discuss all of the tax consequences that may be relevant to the holders of outstanding options that are amended in light of their personal circumstances. For U.S. federal income tax purposes, we believe that the repricing of the options should be treated as a non-taxable grant of a new stock option, and no income should be recognized by us or the holders thereof in connection with the Repricing Amendments. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the options granted to them in their personal circumstances.

Nonstatutory Stock Options

To the extent that the amended options are non-statutory options, generally, there will be no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the options were granted to an individual who was our employee or an employee of an affiliate at the time of grant, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

To the extent that the amended options qualify as incentive stock options under Section 422 of the Code, the participant generally will not be subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received on exercise of an incentive stock option for more than two years from the date the incentive stock option was granted and more than one year from the date the incentive stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the incentive stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the incentive stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the incentive stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the incentive stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

NEW PLAN BENEFITS RELATING TO THE REPRICING AMENDMENTS; INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS

The outstanding underwater options granted under our Stock Option Plan to purchase 73,087 shares of our common stock, all of which are fully vested as of July 25, 2014, will be amended in accordance with the Repricing Amendments and will thereafter be governed by the Amended 1999 Stock Plan. Each such amended option will have an exercise price per share of $9.64 and will expire no later than June 17, 2024. As of July 25, 2014, the closing price of our common stock was $7.09 per share, as reported on The NASDAQ Global Market.

Name and Position	Number of Shares Subject to Underwater Options	Weighted Average Exercise Price of Underwater Options	Weighted Average Remaining Term of Underwater Options (Years)	Number of Shares Subject to Amended Options	Exercise Price of Amended Options	Weighted Average Remaining Term of Amended Options (Years)
Yves J. Ribeill, Ph.D. President and Chief Executive Officer	25,928	$21.12	1.8	25,928	$9.64	9.9

Charles F. Osborne, Jr. Chief Financial Officer	5,642	$21.50	2.5	5,642	$9.64	9.9

Eileen C. Pruette General Counsel	0	0	0	0	0	0

All Current Executive Officers as a Group	31,570	$21.19	1.9	31,570	$9.64	9.9

All Current Non-Employee Directors as a Group	14,113	$21.78	2.9	14,113	$9.64	9.9

All Current Employees as a Group (including all current non-executive officers)	27,404	$21.49	2.8	27,404	$9.64	9.9

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve the Stock Option Plan, as amended and restated, and the resulting Repricing Amendments. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2013, as adjusted for our reverse stock splits.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	137,610	$25.86	49,734
Equity Compensation Plans not approved by security holders	0	0	0
Total	137,610	$25.86	49,734

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Special Meeting. Deloitte & Touche LLP has audited SCYNEXIS’s financial statements since fiscal year 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither SCYNEXIS’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte Touche LLP as SCYNEXIS’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SCYNEXIS and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Special Meeting will be required to ratify the selection of Deloitte &Touche LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to SCYNEXIS for the fiscal years ended December 31, 2013, and December 31, 2012, by Deloitte & Touche LLP, SCYNEXIS’s principal accountant.

	Fiscal Year Ended
	2013	2012
	(in thousands)
Audit Fees(1)	530	176
Audit-related Fees
Tax Fees(2)	20	16
All Other Fees

Total Fees	550	192

(1)

Consists of fees associated with the audit of our annual financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the Securities and Exchange Commission, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees associated with the preparation of our annual federal and state income tax returns.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by SCYNEXIS’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

If Proposal 1 passes, then each of our executive officers will receive an option exercisable for shares of our common stock as listed below at an exercise price of $9.64 per share, the closing price of our common stock as reported on The NASDAQ Global Market on June 18, 2014. The options subject to Proposal 1 in connection with our executive officers are set forth below.

Name	Shares Subject to Option	Grant Date	Option Exercise Price	Option Expiration Date
Yves J. Ribeill, Ph.D.	187,052	06/18/2014	$9.64	06/17/2024
Charles F. Osborne, Jr.	57,420	06/18/2014	$9.64	06/17/2024
Eileen Pruette	25,230	06/18/2014	$9.64	06/17/2024
Carole Sable, Ph.D.	26,970	06/18/2014	$9.64	06/17/2024

If Proposal 2 passes, then each of our directors and executive officers will receive an adjustment to their stock options held under our Stock Option Plan (a) to reduce the exercise price per share of each outstanding option to $9.64 per share, (b) to extend the term of each outstanding option until June 17, 2024, and (c) to provide that the holders of such options may exercise vested shares under the options for the term of the option in the event the holder terminates services (other than for cause). The current holdings of each director and executive officer of stock options under our Stock Option Plan are set forth below.

			Current Option Terms			Option Terms if Stockholders approve Proposal #2
Name	Shares Subject to Option	Grant Date	Option Exercise Price	Option Expiration Date	Post- Term Exercise Period (months)	Option Exercise Price	Option Expiration Date	Post- Term Exercise Period (date)
Yves J. Ribeill, Ph.D.	7,352	10/22/04	$20.40	10/21/14	3	$9.64	06/17/24	06/17/24
	7,352	4/28/05	$20.40	4/27/15	3	$9.64	06/17/24	06/17/24
	931	4/20/06	$20.40	4/19/16	3	$9.64	06/17/24	06/17/24
	3,676	4/26/07	$20.40	4/25/17	3	$9.64	06/17/24	06/17/24
	2,941	4/18/08	$20.40	4/17/18	3	$9.64	06/17/24	06/17/24
	3,676	4/23/09	$25.50	4/22/19	3	$9.64	06/17/24	06/17/24

Charles F. Osborne, Jr.	960	10/22/04	$20.40	10/21/14	3	$9.64	06/17/24	06/17/24
	934	4/28/05	$20.40	4/27/15	3	$9.64	06/17/24	06/17/24
	490	4/20/06	$20.40	4/19/16	3	$9.64	06/17/24	06/17/24
	1,225	4/26/07	$20.40	4/25/17	3	$9.64	06/17/24	06/17/24
	808	4/18/08	$20.40	4/17/18	3	$9.64	06/17/24	06/17/24
	1,225	4/23/09	$25.50	4/22/19	3	$9.64	06/17/24	06/17/24

Michael Garrett(1)	3,018	7/20/06	$20.40	7/19/16	3	$9.64	06/17/24	06/17/24
	1,225	4/26/07	$20.40	4/25/17	3	$9.64	06/17/24	06/17/24
	735	4/18/08	$20.40	4/17/18	3	$9.64	06/17/24	06/17/24
	1,225	4/23/09	$25.50	4/22/19	3	$9.64	06/17/24	06/17/24

Pamela J. Kirby, Ph.D.	735	1/13/05	$20.40	1/12/15	3	$9.64	06/17/24	06/17/24
	4,313	10/20/05	$20.40	10/19/15	3	$9.64	06/17/24	06/17/24
	490	7/19/07	$20.40	7/18/17	3	$9.64	06/17/24	06/17/24
	1,470	4/18/08	$20.40	4/17/18	3	$9.64	06/17/24	06/17/24
	1,470	4/23/09	$25.50	4/22/19	3	$9.64	06/17/24	06/17/24

Laurent Arthaud	735	1/10/08	$20.40	1/9/18	3	$9.64	06/17/24	06/17/24
	735	4/23/09	$25.50	4/22/19	3	$9.64	06/17/24	06/17/24

Patrick J. Langlois, Ph.D.	735	4/20/06	$20.40	4/19/16	3	$9.64	06/17/24	06/17/24
	980	4/26/07	$20.40	4/25/17	3	$9.64	06/17/24	06/17/24
	980	4/18/08	$20.40	4/17/18	3	$9.64	06/17/24	06/17/24
	1,470	4/23/09	$25.50	4/22/19	3	$9.64	06/17/24	06/17/24

(1)	Mr. Garrett terminated services with SCYNEXIS effective July 19, 2014.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer and our other highest paid executive officer during the fiscal years ended December 31, 2013, and December 31, 2012.

Name and Principal Position	Year	Salary	Option awards(1)	All other compensation		Total
Yves J. Ribeill, Ph.D.	2013	$250,146	—	$11,904	(2)	$262,050
President and Chief Executive Officer	2012	$250,203	—	$10,080	(6)	$260,283
Charles F. Osborne, Jr.	2013	$250,205	—	$8,955	(3)	$259,160
Chief Financial Officer	2012	$250,213	—	$8,779	(7)	$258,992
Eileen C. Pruette(4)	2013	$235,062	—	$8,477	(5)	$243,539
General Counsel	2012	$87,372	$142,000	$2,687	(8)	$232,059

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The grant date fair value of such option award is $14.48.

(2)

Includes tax preparation payments in the amount of $2,950, short term/long term disability premiums in the amount of $1,030 and life insurance premiums in the amount of $420. Also includes $7,504 contributed to his 401(k) plan account.

(3)	Includes short term/long term disability premiums in the amount of $1,030 and life insurance premiums in the amount of $420. Also includes $7,505 contributed to his 401(k) plan account.
(4)	Ms. Pruette’s employment with us began in August 2012.
(5)	Includes short term/long term disability premiums in the amount of $1,030 and life insurance premiums in the amount of $395. Also includes $7,052 contributed to her 401(k) plan account.
(6)

Includes tax preparation payments in the amount of $3,025, short term/long term disability premiums in the amount of $950 and life insurance premiums in the amount of $420. Also includes $5,685 contributed to his 401(k) plan account.

(7)	Includes short term/long term disability premiums in the amount of $950 and life insurance premiums in the amount of $420. Also includes $7,409 contributed to his 401(k) plan account.
(8)	Includes short term/long term disability premiums in the amount of $238 and life insurance premiums in the amount of $99. Also includes $2,350 contributed to her 401(k) plan account.

Outstanding Equity Awards as of December 31, 2013

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2013.

	Number of Securities Underlying Unexercised options			Option exercise Price	Option expiration Date
Name	Exercisable(1)	Unexercisable
Yves J. Ribeill, Ph.D.	7,352	—		$20.40	10/22/14
	7,352	—		$20.40	04/28/15
	931	—		$20.40	04/20/16
	3,676	—		$20.40	04/26/17
	2,941	—		$20.40	04/18/18
	3,676	—		$25.50	04/23/19
	2,941			$25.91	07/14/20
	980	980	(2)	$30.60	04/20/21

Charles F. Osborne, Jr.	960	—		$20.40	10/22/14
	934	—		$20.40	04/28/15
	490	—		$20.40	04/20/16
	1,225	—		$20.40	04/26/17
	808	—		$20.40	04/18/18
	1,225	—		$25.50	04/23/19
	1,470	—		$25.91	07/14/20
	833	833	(2)	$30.60	04/20/21

Eileen C. Pruette	2,090	7,713	(3)	$24.48	10/24/22

(1)

The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on the applicable vesting date.

(2)

25% of the shares subject to this option vested on April 21, 2012, 25% of the shares subject to this option vested on April 21, 2013, and 50% of the shares subject to this option vested on April 21, 2014.

(3)

15% of the shares subject to this option vested on August 20, 2013, 1.58% of the shares subject to the option vest monthly for the next twelve months and 2.75% of the shares subject to the option vest monthly for 24 months thereafter.

Change in Control Severance Benefits

We have entered into employment agreements with each of Dr. Ribeill, Ms. Pruette and Mr. Osborne that contain severance provisions providing for continued payment of salary and provision of benefits for a specified period of time in connection with termination of employment under various circumstances, including involuntary termination by us or termination by the employee for good reason.

The actual amounts that would be paid or distributed to an eligible executive officer as a result of a termination of employment occurring in the future may be different than those presented below, as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the executive officer’s base salary and the market price of our common stock. Although we have entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, we may mutually agree with the executive officers to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each executive officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

To receive any of the severance benefits under these agreements, the executive officer must execute a release of claims against us and comply with further cooperation, confidentiality and noncompetition provisions.

Severance Payments

In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time during the period that is within twelve months following a “change in control,” which termination we refer to as a Change in Control Termination, the executive officer is eligible to receive the following payments and benefits:

•

a cash amount equal to a portion (twelve months in the case of Ms. Pruette and Mr. Osborne or 24 months in the case of Dr. Ribeill) of the executive officer’s then current base salary, which shall be paid over twelve months (in the case of Ms. Pruette and Mr. Osborne) or 24 months (in the case of Dr. Ribeill) commencing with the first payroll period following the termination date; and

•

payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officers termination, until the earlier of (a) twelve months (in the case of Ms. Pruette and Mr. Osborne) or 24 months (in the case of Dr. Ribeill) after termination of employment, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time other than during the twelve month period following a “change in control,” which we refer to as a Covered Termination, the executive officer is eligible to receive the following payments and benefits:

•

a cash amount equal to a portion (six months in the case of Ms. Pruette and Mr. Osborne or twelve months in the case of Dr. Ribeill) of the executive officer’s then current base salary, which shall be paid over six months (in the case of Ms. Pruette and Mr. Osborne) or twelve months (in the case of Dr. Ribeill) commencing with the first payroll period following the termination date; and

•

payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officers termination, until the earlier of (a) six months (in the case of Ms. Pruette and Mr. Osborne) or twelve months (in the case of Dr. Ribeill) after termination of employment, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

Treatment of Equity Awards

In the event of a Change in Control Termination, the vesting and exercisability of all outstanding options to purchase our common stock held by an eligible executive officer will be accelerated in full, and any repurchase rights held by us in respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse.

In the event of a Covered Termination, the vesting and exercisability of all outstanding options to purchase our common stock held by an eligible executive officer will be accelerated, and any repurchase rights held by us with respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse, with respect to the same number of shares if the executive officer had continued employment for an additional six months (in the case of Ms. Pruette and Mr. Osborne) or twelve months (in the case of Dr. Ribeill).

Parachute Payments

If any payment or benefit received by Dr. Ribeill, Mr. Osborne or Ms. Pruette under his or her employment agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and the payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments will either be (1) provided to the executive officer in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the executive officer’s receipt, on an after-tax basis, of the greatest amount of such payments.

For purposes of these agreements, the term “change in control” generally means the occurrence of any of the following: (a) our company being party to any merger, consolidation or other similar transaction that results in our stockholders immediately before the merger, consolidation or other similar transaction owning less than 50% of the equity, or possessing less than 50% of the voting control, of us or the successor entity in the merger, consolidation or similar transaction; (b) any liquidation, dissolution or other sale or disposition of all or substantially all of our assets; or (c) our stockholders sell or otherwise dispose of our capital stock in a single transaction or series of related transactions such that the stockholders immediately before such transaction or related transactions own less than 50% of the equity, and possess less than the voting power, of our capital stock; provided, however, that an initial public offering or subsequent public offering of our common stock does not constitute a “change in control.”

For purposes of these agreements, the term “just cause” generally means any of the following: (a) the executive officer’s willful and material breach of his or her employment agreement and the executive officer’s continued failure to cure such breach to the reasonable satisfaction of our board of directors within thirty days following written notice of such breach from our board of directors; (b) the executive officer’s conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude; (c) the executive officer’s willful commission of an act of fraud, breach of trust or dishonesty, including without limitation embezzlement or an act that results in material damage or harm to our business, financial condition or assets; (d) the executive officer’s intentional damage or destruction of substantial property of SCYNEXIS; or (e) the executive officer’s breach of the terms of his or her confidentiality agreement with us.

For purposes of these agreements, the term “good reason” generally means any of the following without the executive officer’s express written consent: (a) assignment to, or withdrawal from, the executive officer of any duties or responsibilities that results in a material diminution in the executive officer’s authority, duties or responsibilities as in effect immediately prior to such change; (b) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report, including (if applicable) a requirement that the executive officer report to a corporate officer or employee instead of reporting directly to our board of directors; (c) a material reduction by us of the executive officer’s annual base salary; (d) a relocation of the executive officer or our principal executive offices if the executive officer’s principal office is at such offices, to a location more than 60 miles from the location at which the executive officer is then performing his or her duties; or (e) a material breach by us of any provision of the executive officer’s employment agreement or any other enforceable written agreement between us and the executive officer.

Before an executive officer may terminate employment for “good reason,” the executive officer must notify us in writing within 90 days following the occurrence of the event constituting good reason, we must fail to remedy or cure the alleged “good reason” within 30 days following receipt of such written notice and the executive officer must then terminate employment within 12 months following the expiration of the time period.

Employment Agreements

We have entered into agreements with each of the executive officers in connection with his or her employment with us. With the oversight and approval of our board of directors, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer, Dr. Ribeill, with the exception of his own employment agreement. These agreements generally provide for “at will” employment and set forth the terms and conditions of employment of each named executive officer, including base salary, target annual bonus opportunity, standard employee benefit plan participation, initial stock option grant and vesting provisions with respect to the initial stock option grant. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.

Employment agreement with Dr. Ribeill. We entered into an employment agreement with Dr. Ribeill in December 2001 setting forth the terms of Dr. Ribeill’s employment. Pursuant to the agreement, Dr. Ribeill was initially paid a salary of $125,000 and was eligible to receive a performance bonus based on a target amount of 30% of his base salary and certain stock options under our 2009 Plan. We entered into an amended and restated employment agreement with Dr. Ribeill in December 2012, which replaced and superseded his prior employment agreement, effective in December 2012. Pursuant to this agreement, Dr. Ribeill receives an annual salary of $250,108 and is eligible to receive a performance bonus based on a target amount of 50% of his base salary, as determined by our board of directors based upon the achievement of performance objectives mutually agreed upon by Dr. Ribeill and our board of directors. On June 18, 2014, our Board of Directors approved an increase to the annual salary of Dr. Ribeill to $400,000, effective June 1, 2014.

Employment agreement with Mr. Osborne. We entered into an employment agreement with Mr. Osborne in November 2003 setting forth the terms of Mr. Osborne’s employment. Pursuant to the agreement, Mr. Osborne was initially paid an annual salary of $220,000 and was eligible to receive a performance bonus based on a target amount of 30% of his base salary and certain stock options under our 2009 Plan. We entered into an amended and restated employment agreement with Mr. Osborne in December 2012, which replaced and superseded his prior employment agreement, effective in December 2012. Pursuant to this agreement, Mr. Osborne receives an annual salary of $250,118 and is eligible to receive a performance bonus based on a target amount of 30% of his base salary, as determined by our board of directors based upon the achievement of performance objectives mutually agreed upon by Mr. Osborne and our board of directors. On June 18, 2014, our Board of Directors approved an increase to the annual salary of Mr. Osborne to $ 287,818, effective June 1, 2014.

Employment agreement with Ms. Pruette. We entered into an employment agreement with Ms. Pruette in August 2012 setting forth the terms of Ms. Pruette’s employment. Pursuant to the agreement, Ms. Pruette receives an annual salary of $235,000 and is eligible to receive a performance bonus based on a target amount of 30% of her base salary, as determined by our board of directors based upon the achievement of performance objectives mutually agreed upon by Ms. Pruette and our board of directors. On June 18, 2014, our Board of Directors approved an increase to the annual salary of Ms. Pruette to $283,000, effective June 1, 2014.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We have the ability to make discretionary contributions to the 401(k) plan and currently provide a $0.50 match for every dollar our employees elect to defer up to 6% of their eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions, and matching contributions made by us vest in four equal annual installments over a period of four years. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Director Compensation

We did not provide cash compensation to our non-employee directors in 2013. From time to time, we have granted stock options to certain of our non-employee directors as compensation for their services. Dr. Ribeill, who is also an employee, is compensated for his service as an employee and does not receive any additional compensation for his service on our board of directors.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2013.

Name	Option awards(1)	All other compensation		Total
Pamela J. Kirby, Ph.D.	$43,400			$43,400
Laurent Arthaud	$18,600			$18,600
Mounia Chaoui, Ph.D.	—			—
Ann F. Hanham, Ph.D.	—			—
Patrick J. Langlois, Ph.D.	$37,200	$10,840	(2)	$48,040
Jean-Yves Nothias, Ph.D.	—			—
Edward E. Penhoet, Ph.D.	—			—

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, as computed in accordance with FASB ASC Topic 718. The grant date fair value of such option awards is $25.30. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our final prospectus filed with the SEC pursuant to Rule 424(b)(4) (File No. 333-194192) on May 2, 2014. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.

(2)	Represents amounts earned in connection with consulting services.

Name	Number of shares subject to outstanding options as of December 31, 2013(1)
Pamela J. Kirby, Ph.D.	15,093
Laurent Arthaud	4,410
Mounia Chaoui, Ph.D.	—
Ann F. Hanham, Ph.D.	—
Patrick J. Langlois, Ph.D.	10,045
Jean-Yves Nothias, Ph.D.	—
Edward E. Penhoet, Ph.D.	—

(1)

Includes options to purchase 1,715 shares, 735 shares and 1,470 shares of our common stock that were granted to Dr. Kirby, Mr. Arthaud and Dr. Langlois, respectively, on December 20, 2013, under our 2009 Stock Option Plan.

Each non-employee director receives an annual base cash retainer of $30,000 for such service, to be paid quarterly. In addition, the chairman of our board of directors receives an additional annual base cash retainer of $15,000, to be paid quarterly.

In addition, we compensate the members of our board of directors for service on our committees as follows:

•

The chairperson of our audit committee receives an annual cash retainer of $10,000 for this service, paid quarterly, and each of the other members of the audit committee receives an annual cash retainer of $6,500, paid quarterly.

•

The chairperson of our compensation committee receives an annual cash retainer of $7,500 for this service, paid quarterly, and each of the other members of the compensation committee receive an annual cash retainer of $5,000, paid quarterly.

•

The chairperson of our nominating and corporate governance committee receive an annual cash retainer of $4,500 for this service, paid quarterly, and each of the other members of the nominating and corporate governance committee receive an annual cash retainer of $3,000, paid quarterly.

Each year on or promptly following the date of our annual meeting of stockholders, each non-employee director will be granted an option to purchase 3,480 shares of our common stock, and our chairman will be granted an additional option to purchase 1,740 shares of our common stock. If a new board member joins our board of directors, the director will be granted an initial option to purchase 7,830 shares of our common stock, and if a new chairman joins our board of directors, the chairman will be granted an additional initial option to purchase 3,480 shares of our common stock. Annual option grants and initial option grants to new board members will have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and will vest in full on the earlier of our next annual meeting of stockholders to occur in the year following the date of grant and the one year anniversary of the date of grant; provided, that the non-employee director is providing continuous services on the applicable vesting date.

In addition, pursuant to a policy adopted by the Compensation Committee of our Board of Directors on June 11, 2014, each of our non-employee directors may elect to receive nonstatutory stock options in lieu of all or a portion of the cash compensation to which the non-employee director would otherwise be entitled to, as described above. For each non-employee director electing to receive a nonstatutory stock option in lieu of such cash compensation, the date on which the nonstatutory stock options will be granted will be the date on which the cash compensation would otherwise have been paid, and the number of shares underlying such stock option will be determined by (i) dividing the cash compensation that the non-employee director elects to forgo in exchange for such nonstatutory stock options by 0.65, and (ii) dividing the result by the fair market value of our common stock on the date of grant. Each nonstatutory stock option granted in lieu of cash compensation pursuant to a non-employee director’s election will be 100% vested on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 15, 2014, by the following:

•	each of our directors and named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SCYNEXIS, Inc., 3501 C Tricenter Boulevard, Durham, North Carolina 27713.

Name of Beneficial Owner	Number of Shares	Percentage of Total
5% Stockholders:
Alta BioPharma Partners II, L.P. and affiliate(1)	1,286,311	15.2%
Deerfield Management Company, L.P.(2)	760,530	9.0%
GlaxoSmithKline plc(3)	545,009	6.2%
RA Capital Management, LLC(4)	840,000	9.9%
Sanofi(5)	1,677,057	19.3%

Named Executive Officers and Directors:
Yves J. Ribeill, Ph.D.(6)	60,666	*
Eileen C. Pruette(7)	5,176	*
Charles F. Osborne, Jr.(8)	20,478	*
Pamela J. Kirby, Ph.D.(9)	49,295	*
Laurent Arthaud(10)	9,652	*
Mounia Chaoui, Ph.D.	0	*
Ann F. Hanham, Ph.D.(11)	3,006	*
Patrick J. Langlois, Ph.D.(12)	20,548	*
Jean-Yves Nothias, Ph.D.(13)	297,590	3.5%
Edward E. Penhoet, Ph.D.	0	—
All executive officers and directors as a group (12 persons)(14)	479,463	5.6%

*	Less than 1% of the outstanding shares of common stock
(1)

Based on a Schedule 13G filed with the SEC on May 14, 2014, reporting beneficial ownership as of May 7, 2014. Alta BioPharma Partners II, L.P. (“ABPII”) has sole voting and dispositive control over 1,240,575 shares, except that Alta BioPharma Management II, LLC (“ABMII”), the general partner of ABPII, and Farah Champsi (“Champsi”), the director of ABMII, may be deemed to share the right to direct the voting and dispositive control over such stock. Alta Embarcadero BioPharma Partners II, LLC (“AEBPII”) has sole voting and dispositive control over 45,736 shares of Common Stock, except that Champsi, the managing director of AEBPII, may be deemed to share the right to direct the voting and dispositive control over such stock. Champsi shares voting and dispositive control over the 1,240,575 shares of common stock beneficially owned by ABPII, and the 45,736 shares of Common Stock beneficially owned by AEBPII. The address for Alta Partners II, Inc. is One Embarcadero Center, 37th Floor, San Francisco, California 94111.

(2)

Based on a Schedule 13G filed with the SEC on May 9, 2014, reporting beneficial ownership as of May 7, 2014. Deerfield Mgmt, L.P. has shared voting investment power with respect to 760,530 shares, Deerfield Management Company, L.P. has shared voting investment power with respect to 760,530 shares, Deerfield Partners, L.P. has shared voting investment power with respect to 116,717 shares, Deerfield Special Situations Fund, L.P. has shared voting investment power with respect to 278,000 shares, Deerfield International Master Fund, L.P. has shared voting investment power with respect to 143,813 shares,

Deerfield Special Situations International Master Fund, L.P. has shared voting investment power with respect to 222,000 shares, and James E. Flynn has shared voting and dispositive power with respect to 760,530 shares. The address for Deerfield Management Company is 780 Third Avenue, 37th Floor, New York, NY 10017.

(3)

Based on a Schedule 13G filed with the SEC on May 15, 2014, reporting beneficial ownership as of May 7, 2014. Shares are held of record by S.R. One, Limited, an indirect, wholly-owned subsidiary. The address for GlaxoSmithKline plc is 980 Great West Road, Brentford, Middlesex, TW8 9GS England.

(4)

Based on a Schedule 13G filed with the SEC on May 8, 2014, reporting beneficial ownership as of May 2, 2014. RA Capital Management, LLC has shared voting investment power with respect to 840,000 shares, Peter Kolchinsky has shared voting investment power with respect to 840,000 shares, and RA Capital Healthcare Fund, L.P. has shared voting investment power with respect to 699,720 shares. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address for RA Capital Management is 980 Great West Road, Brentford, Middlesex, TW8 9GS England.

(5)	Based on a Schedule 13G filed with the SEC on May 9, 2014, reporting beneficial ownership as of May 7, 2014. The address for Sanofi is 54 Rue La Boetie, 75008 Paris, France.
(6)

Includes 42,501 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014, including 11,672 shares exercisable pursuant to options subject to stockholder approval of Proposal 1.

(7)

Includes 5,176 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014, including 1,574 shares exercisable pursuant to options subject to stockholder approval of Proposal 1.

(8)

Includes 11,528 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014, including 3,583 shares exercisable pursuant to options subject to stockholder approval of Proposal 1.

(9)	Includes 23,805 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014.
(10)	Includes 4,410 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014, and 4,507 shares held by Mr. Arthaud’s spouse.
(11)	Includes 3,006 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014.
(12)

Consists of shares held by DFC Langlois and includes 10,045 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014, held by Dr. Langlois. Dr. Langlois is a general partner of DFC Langlois and holds sole voting and dispositive authority over the shares held by DFC Langlois. The address for DFC Langlois is 6 Avenue Frederic Le Play 75007 Paris, France.

(13)

Consists of shares held by FCPR Biotechnology and includes 2,513 shares of common stock issuable upon exercise of options exercisable within 60 days of July 15, 2014, held by Dr. Nothias. Dr. Nothias disclaims beneficial ownership of the shares held by FCPR Biotechnology, except to the extent of his ability to direct the voting or disposition of such shares or his pecuniary interest therein.

(14)	Consists of shares held by each executive officer and director, including the shares described in footnotes 6 through 13 above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are SCYNEXIS stockholders will be “householding” SCYNEXIS’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or SCYNEXIS. Direct your written request to SCYNEXIS, Inc. Eileen Pruette, General Counsel, 3501-C Tricenter Boulevard, Durham, North Carolina 27713 or contact Ms. Pruette at (919) 544-8600. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors of SCYNEXIS, Inc. knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Eileen C. Pruette
Eileen C. Pruette
Secretary

August 1, 2014

Annex A

SCYNEXIS, INC.

2014 EQUITY INCENTIVE PLAN, AS AMENDED

ADOPTED BY THE BOARD OF DIRECTORS: February 11, 2014

APPROVED BY THE STOCKHOLDERS: February 25, 2014

AS AMENDED BY THE BOARD OF DIRECTORS: June 18, 2014

AS APPROVED BY THE STOCKHOLDERS:                     , 2014

EFFECTIVE DATE: May 2, 2014

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan.

(i) The Plan is the successor to and continuation of the Scynexis, Inc. 2009 Stock Option Plan, as amended (the “Prior Plan”). From and after 12:01 a.m. Eastern time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All stock awards granted under the Prior Plan remain subject to the terms of the Prior Plan. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date will be granted under this Plan.

(ii) Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Eastern Time on the Effective Date ceased to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the number of shares of Common Stock of the Company then available for future grants under the Prior Plan (the “Prior Plan’s Available Reserve”) was added to the Share Reserve (as further described in Section 3(a) below) and became immediately available for grants and issuance pursuant to Stock Awards under this Plan, up to the maximum number set forth in Section 3(a) below.

(iii) From and after 12:01 a.m. Eastern time on the Effective Date, a number of shares of Common Stock equal to the total number of shares of Common Stock subject, at such time, to outstanding stock options granted under the Prior Plan that (A) expire or terminate for any reason prior to exercise or settlement; (B) are forfeited or reacquired because of the failure to meet a contingency or condition required to vest such shares or are repurchased at the original issuance price; or (C) are otherwise reacquired or are withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares (up to the maximum number set forth in Section 3(a)), and become available for issuance pursuant to Stock Awards granted hereunder.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, and (vi) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially extends the term of the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States or (B) allow Awards to qualify for special tax treatment in a foreign jurisdiction; provided, that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (as defined below).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments and the “evergreen” provision in Section 3(a)(ii), the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date (the “Share Reserve”) will not exceed the sum of (A) 609,005 shares, (B) the shares that represented the Prior Plan’s Available Reserve on the Effective Date, and (C) the Returning Shares, if any, if and when the Returning Shares ever become available for grant under the Plan.

(ii) The Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2024, in an amount equal to 4.0% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 3,676,470 shares of Common Stock.

(d) Limitation on Grants to Non-Employee Directors. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock subject to Stock Awards granted to any Non-Employee Director during any one calendar year, taken together with any cash fees paid to such Non-Employee Director during the calendar year, shall not exceed $2,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous calendar year).

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s applicable Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of days or months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date which occurs eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the

Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 3(e), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Awards may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	EFFECTIVE DATE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan came into existence on the Adoption Date. However, no Award may be granted under the Plan prior to the IPO Date. In addition, no Stock Award may be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award, may be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the Adoption Date.

12.	CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code and the regulations and guidance thereunder.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means, as of the Effective Date, the common stock of the Company, having one vote per share.

(l) “Company” means Scynexis, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the IPO Date.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering (the “IPO”).

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Plan” means this SCYNEXIS, Inc. 2014 Equity Incentive Plan, as it may be amended.

(mm) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(nn) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(oo) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(pp) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(qq) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(rr) “Securities Act” means the Securities Act of 1933, as amended.

(ss) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(tt) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(uu) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or any Other Stock Award.

(vv) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ww) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(xx) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Annex B

SCYNEXIS, INC.

STOCK OPTION PLAN,

AS AMENDED AND RESTATED

RE-ADOPTED BY THE BOARD OF DIRECTORS: June 18, 2014

APPROVED BY THE STOCKHOLDERS:                     , 2014

1.

Purpose. The SCYNEXIS, Inc. Stock Option Plan, as amended and restated (the “Plan”) is established to create an additional incentive for key employees, directors and consultants or advisors of SCYNEXIS, Inc. and any successor corporations thereto (collectively referred to as the “Company”), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), to promote the financial success and progress of the Participating Company Group. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.

Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, other than power to terminate or amend the Plan as provided in Paragraph 12 hereof, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any option granted under the Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Options may be either incentive stock options as defined in Section 422 of the Code (“Incentive Stock Options”) or nonqualified stock options. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.

Eligibility. The Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors or other independent contractors to the Participating Company Group. The Board, in its sole discretion, shall determine which persons shall be granted Options (an “Optionee”). A director of the Company shall be eligible to be granted only a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor shall be eligible to be granted only a nonqualified stock option. An Optionee may, if otherwise eligible, be granted additional Options.

4.

Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued common stock of the Company (the “Stock”), subject to adjustment as provided in Paragraph 10 below. The maximum number of shares of Stock which may be issued under the Plan shall be 249,928 shares. As of the Re-adoption Date, there were 74,434 shares subject to outstanding Options. Since October 22, 2009, which is the date on which our 2009 Stock Option Plan was adopted by the Board, no new Options may be granted under the Plan. In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. It is intended that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended (“Rule 701”), and that the Plan shall otherwise be administered in compliance with the requirements of Rule 701. To ensure such compliance, the Board shall maintain a record of shares subject to outstanding Options under the Plan and the exercise price of such Options, plus a record of all shares of Common Stock issued upon the exercise of such Options and the exercise price of such Options.

5.

Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

6.

Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option is granted, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

(a)

Option Price. The option price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Stock on the date of the granting of the Incentive Stock Option and (ii) the option price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall be not less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date the Option is granted. For this purpose, “fair market value” means the value assigned to the stock for a given day by the Board, as determined pursuant to a reasonable method established by the Board that is consistent with the requirements of Sections 422 and 424 of the Code and the regulations thereunder (which method may be changed from time to time). Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted by the Board in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code. Nothing hereinabove shall require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

(b)

Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee’s employment with the Participating Company Group is terminated for cause (as determined in the sole discretion of the Board); and provided, further, that unless otherwise provided by the Board or set forth in an award agreement or amendment thereto, an Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group, unless the Optionee’s employment with the Participating Company Group shall have terminated as a result of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), in which event the Option shall terminate and cease to be exercisable no later than twelve (12) months from the date on which the Optionee’s employment terminated. For this purpose, an Optionee’s employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months following the Optionee’s termination of employment.

(c)

Payment of Option Price. Payment of the option price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check, cash equivalent or in any other form as may be permitted by the Board in its discretion.

(d)

$100,000 Limitation. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the shares of Stock with respect to which incentive stock options (determined without regard to this subparagraph) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a nonqualified stock option to the extent of such excess.

7.

Standard Form of Stock Option Agreement. All Options shall be evidenced by a written award agreement substantially in the form of the nonqualified stock option agreement attached hereto as Exhibit A or the incentive stock option award agreement attached hereto as Exhibit B, as applicable, both of which are incorporated herein by reference (the “Standard Option Agreements”) or such other form as shall be approved by the Board consistent with the terms of this Plan.

8.

Transfer of Control. Upon a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or stock of the Company are sold, leased, transferred or otherwise disposed of (other than a mere reincorporation transaction or one in which the holders of capital stock of the Company immediately prior to such merger or consolidations continue to hold at least a majority of the voting power of the surviving corporation) (a “Transfer of Control”), then any unexercisable portion of an outstanding Option shall become immediately exercisable as of a date prior to the Transfer of Control, which date shall be determined by the Board. Notwithstanding the foregoing, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with a Transfer of Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof); (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option at the time of such Transfer of Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option; or (iii) the acceleration of such Option is subject to other limitations imposed by the Board at the time of the grant of the Option. The determination of option comparability under clause (i) above shall be made by the Board, and its determination shall be final, binding and conclusive. The exercise of any Option that was permissible solely by reason of this Paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. The Board may further elect, in its sole discretion to provide that any Options which became exercisable solely by reason of this Paragraph 8 and which are not exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

9.

Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Standard Option Agreements either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

10.

Effect of Change in Stock Subject to Plan. The Board shall make appropriate adjustments in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

11.

Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

12.

Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time; provided, however, that without the approval of the Company’s shareholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of Paragraph 10 above), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no extension of the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

13.	Miscellaneous

(a)

Nothing in this Plan or any Option granted hereunder shall confer upon any Optionee any right to continue in the employ of the Participating Company Group, or to serve as a director thereof, or interfere in any way with the right of a Participating Company to terminate his or her employment at any time. Unless specifically provided otherwise, no grant of an Option shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of a Participating Company for the benefit of its employees unless the Participating Company shall determine otherwise. No Optionee shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

(b)

The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

(c)	The terms of the Plan shall be binding upon the Company, and its successors and assigns.

(d)	This Plan and all actions taken hereunder shall be governed by the laws of the State of Delaware.

(e)

With respect to any payments not yet made to an Optionee by the Company, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

(f)

If any provision of this Plan or a Standard Option Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Standard Option Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Standard Option Agreement, it shall be stricken and the remainder of the Plan or the Standard Option Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Board of Directors of the Company on June 18, 2014 (the “Re-adoption Date”).

SCYNEXIS, INC.

By:	/s/ Eileen C. Pruette
Eileen C. Pruette, Secretary

DIRECTIONS to SCYNEXIS (also available at http://www.scynexis.com/contact-us/)

SCYNEXIS is located on the northern boundary of Research Triangle Park, North Carolina, ~10 miles north-west of Raleigh-Durham International Airport (most convenient) and 85 miles east of Piedmont Triad International Airport.

By Road

From Raleigh-Durham International Airport:

Take Interstate 40 West approximately 5.6 miles to exit number 278 (NC-Highway 55). Turn left onto NC-55 West and drive approximately 1.8 miles to Cornwallis Road. Take a right on Cornwallis Road and proceed about 0.3 miles to TriCenter Boulevard, marked by a sign for Research TriCenter on the left. Take a left on TriCenter Boulevard and turn into the first parking lot on the right. The SCYNEXIS sign is on the building above our entrance at 3501-C.

From the Winston-Salem/Greensboro Area:

Take Interstate 40 East to exit number 278 (NC-Highway 55). Turn left onto NC-55 West and drive approximately 1.8 miles to Cornwallis Road. Take a right on Cornwallis Road and proceed about 0.3 miles to TriCenter Boulevard, marked by a sign for Research TriCenter on the left. Take a left on TriCenter Boulevard and turn into the first parking lot on the right.

From Downtown Durham, NC:

Take NC-147 South to the Cornwallis Road Exit Number 6. Turn right at the exit and proceed approximately 1.5 miles to TriCenter Boulevard, marked by a sign for Research TriCenter on the right. Take a right on TriCenter Boulevard and turn into the first parking lot on the right.

SCYNEXIS, INC. Proxy solicited by the Board of Directors for the Special Meeting of Stockholders to be held September 11, 2014 The undersigned hereby appoints Yves J. Ribeill and Eileen C. Pruette, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to represent and vote, as designated below, all shares of the common stock of SCYNEXIS, Inc. held by the undersigned, at the Special Meeting of Stockholders to be held on September 11, 2014, and at any adjournment thereof, and to vote all shares of stock which the undersigned may be entitled to vote. (Continued and to be signed on the reverse side) 14475

SPECIAL MEETING OF STOCKHOLDERS OF SCYNEXIS, INC. September 11, 2014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting of Stockholders, proxy statement and form of proxy card are available for review on the Internet at http://www.astproxyportal.com/ast/18891/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030300030000000000 2 091114 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ITEMS 1, 2, and 3: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To approve the SCYNEXIS, Inc. 2014 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan by 351,653 shares. 2. To approve the SCYNEXIS, Inc. Stock Option Plan, as amended to effectuate certain amendments to options previously granted to our employees, officers, consultants and directors under our Stock Option Plan (a) to reduce the exercise price per share of each outstanding option to $9.64 per share, (b) to extend the term of each outstanding option until June 17, 2024, and (c) to provide that the holders of such options may exercise the vested portion of such options for the remaining term of the options in the event the holder terminates services with SCYNEXIS (other than for cause). 3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS, Inc. for its fiscal year ending December 31, 2014. This proxy is solicited by the Board of Directors of SCYNEXIS, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. The Board of Directors recommends voting FOR each item. Receipt of Notice of Special Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF SCYNEXIS, INC. September 11, 2014 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. Directions to the Special Meeting can be found at www.scynexis.com/contact-us/ or by contacting Investor Relations at investorrelations@scynexis.com. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting of Stockholders, proxy statement and form of proxy card are available for review on the Internet at http://www.astproxyportal.com/ast/18891/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030300030000000000 2 091114 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1, 2, and 3: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To approve the SCYNEXIS, Inc. 2014 Equity Incentive Plan, as amended to increase the aggregate number of shares of common stock authorized for issuance under the plan by 351,653 shares. 2. To approve the SCYNEXIS, Inc. Stock Option Plan, as amended to effectuate certain amendments to options previously granted to our employees, officers, consultants and directors under our Stock Option Plan (a) to reduce the exercise price per share of each outstanding option to $9.64 per share, (b) to extend the term of each outstanding option until June 17, 2024, and (c) to provide that the holders of such options may exercise the vested portion of such options for the remaining term of the options in the event the holder terminates services with SCYNEXIS (other than for cause). 3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS, Inc. for its fiscal year ending December 31, 2014. This proxy is solicited by the Board of Directors of SCYNEXIS, Inc. and when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. The Board of Directors recommends voting FOR each item. Receipt of Notice of Special Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.